UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2006

DDi Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30241	061576013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1220 Simon Circle, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-688-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2006, Sally Goff entered into an employment letter dated March 9, 2006 with DDi Corp. (the "Company"). Pursuant to the terms of the employment letter, the Company hired Ms. Goff as its Chief Financial Officer, effective March 27, 2006, her first date of employment. The employment letter provides that Ms. Goff will receive an annual base salary of $200,000 and be eligible to receive an annual performance-based bonus equal to up to 30% of Ms. Goff’s base salary, prorated for the portion of the year that Ms. Goff is employed by the Company, in accordance the Company’s 2006 Senior Management Bonus Program. Pursuant to the letter agreement, the Company agreed to grant Ms. Goff stock options in an amount to be determined commensurate with Ms. Goff’s position and level of responsibility. Ms. Goff’s employment is "at will" and may be terminated any time for any reason with or without notice; provided, however, that Ms. Goff will be eligible to receive severance payments equal to 6 months’ base pay if the Company terminates Ms. Goff’s employment for reasons other than cause. The foregoing description of the employment letter does not purport to be complete and is qualified in its entirety by reference to the employment letter. A copy of the employment letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On March 24, 2006, Michael Sheehy entered into an employment letter dated March 21, 2006 with the Company. Pursuant to the terms of the employment letter, the Company hired Mr. Sheehy as its Vice President - Sales effective March 27, 2006, his first date of employment. The employment letter provides that Mr. Sheehy will receive an annual base salary of $225,000 and be eligible to receive an annual performance-based bonus equal to up to $125,000, prorated for the portion of the year that Mr. Sheehy is employed by the Company, in accordance the Company’s 2006 Senior Management Bonus Program. Pursuant to the letter agreement, the Company agreed to grant Mr. Sheehy stock options in an amount to be determined commensurate with Mr. Sheehy’s position and level of responsibility. Mr. Sheehy’s employment is "at will" and may be terminated any time for any reason with or without notice. The foregoing description of the employment letter does not purport to be complete and is qualified in its entirety by reference to the employment letter. A copy of the employment letter is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 27, 2006, the Company appointed Sally Goff as Chief Financial Officer of the Company and designated her as the "principal financial officer" of the Company for purposes of all filings with the SEC under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

Ms. Goff, age 39, served as Vice President, Finance of Cardiac Science Corporation, a medical device manufacturing and distribution company, and its predecessor, from February 2003 to March 2006. From February 2001 to October 2002 Ms. Goff served as Director of Finance of SMC Networks, a wireless networking distribution company. Ms. Goff also served as Corporate Controller of Masimo Corporation, a medical device manufacturing and distribution company from October 1996 to February 2001. Ms. Goff began her career as a certified public accountant in the State of California working as an audit manager for Coopers & Lybrand LLP. Ms. Goff holds a B.A. in Business Administration - Accounting from California State University, Fullerton.

By accepting the position of Chief Financial Officer, Ms. Goff accepted the terms set forth in an employment letter dated March 9, 2006. A description of the terms of the employment letter is set forth in Item 1.01 of this Current Report on Form 8-K and the disclosure set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02. A copy of the employment letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Ms. Goff replaces Mikel Williams, the Company’s President and Chief Executive Officer, as the Company’s Chief Financial Officer and designated "principal financial officer." Mr. Williams continues to serve as the Company’s President and Chief Executive Officer and designated "principal executive officer."

Item 8.01 Other Events.

On March 27, 2006, the Company appointed Michael K. Sheehy as Vice President – Sales of the Company. Mr. Sheehy, age 58, takes over the management of the Company’s worldwide sales organization from Diane Brundage. Most recently, Mr. Sheehy served as an executive coach with ExecutivEdge of Silicon Valley from July 2004 to March 2006. Prior to joining ExecutivEdge, Mr. Sheehy served as Executive Vice President – Worldwide Sales & Marketing of Omtool Limited, a provider of document-routing solutions and services, from August 2002 to September 2003. Mr. Sheehy From March 1995 to December 2000, Mr. Sheehy served as Senior Vice President – Worldwide Sales & Marketing of HADCO Corporation, a global manufacturer of electronic interconnect products and services. Mr. Sheehy holds an M.B.A from Boston College and a B.A. from the University of Connecticut.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

99.1 Employment Letter Dated March 9, 2006 between DDi Corp. and Sally Goff

99.2 Employment Letter Dated March 21, 2006 between DDi Corp. and Michael K. Sheehy

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDi Corp.

March 31, 2006	By:	Kurt E. Scheuerman

Name: Kurt E. Scheuerman
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Employment Letter Dated March 9, 2006 between DDi Corp. and Sally Goff
99.2	Employment Letter Dated March 21, 2006 between DDi Corp. and Michael K. Sheehy